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                                                                    EXHIBIT 99.2


                           RESTRICTED STOCK AGREEMENT


        THIS RESTRICTED STOCK AGREEMENT (this "Agreement") is made and entered into as of May 13, 1999, by and among INTERVISUAL BOOKS, INC. (the "Company"), and Steven D. Ades and Laurie Levit, as Co-Trustees of the Steven Ades and Laurie Levit Revocable Family Trust UTD April 18, 1991 ("Trust"), Rhonda Sapirstein, an individual ("Sapirstein"), Barbara Abella, an individual ("Abella"), Steven Selsky, an individual ("Selsky") and Steven Wallace, an individual ("Wallace"; Sapirstein, Abella, Trust, Selsky and Wallace sometimes hereinafter are referred to collectively as "Shareholders" and individually as "Shareholder").

                                    RECITALS

        A. In connection with the merger of Fast Forward Marketing, Inc. ("FFM") with and into a subsidiary of the Company pursuant to the Agreement and Plan of Merger dated March 29, 1999 (the "Merger Agreement") among Company, Steven D. Ades, FFM, FFM Acquisition Corp. and Trust, Company shall, among other things, issue to the Shareholders an aggregate of 670,000 shares (the "Original Shares") of the Company's common stock, no par value per share. All capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Merger Agreement.

        B. A portion of the Original Shares are being issued to Selsky, Wallace, Sapirstein and Abella pursuant to Section 1.12 of the Merger Agreement and the remainder are being issued to the Trust as a result of the Merger. After such issuances, the Original Shares will be held as follows:

           Trust            594,940 shares (the "Trust Shares")
           Sapirstein         4,662 shares (the "Sapirstein Shares")
           Abella             4,662 shares (the "Abella Shares")
           Selsky            51,749 shares (the "Selsky Shares")
           Wallace           13,987 shares (the "Wallace Shares")

The definitions of Trust Shares, Sapirstein Shares, Abella Shares, Selsky Shares and Wallace Shares shall include any common stock of Company received by the applicable Shareholder as stock dividends, in connection with stock splits or recombinations or otherwise due solely to such Shareholder's ownership of the Trust Shares, Sapirstein Shares, Abella Shares, Selsky Shares and Wallace Shares, respectively. The Trust Shares, Sapirstein Shares, Abella Shares, Selsky Shares and Wallace Shares shall collectively be referred to as the "Shares".

        C. As a condition to the closing of the transactions contemplated by the Merger Agreement, Shareholders have agreed to execute and deliver this Agreement.


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        NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained herein, the parties hereto agree as follows:

        1.  General Restrictions on Transfer.

            A. During the term of this Agreement, no Shareholder will directly or indirectly sell, pledge, mortgage, give, transfer, create a security interest or lien, place in a trust, assign or in any other way encumber or dispose of (in each case, a "Transfer") any Shares or any interest in such Shares or the stock certificate or certificates representing any Shares, except in accordance with the terms and conditions of Section 1(C) below and applicable federal and state securities laws.

            B. Any Transfer of any interest in the Shares purported to have been effected by any Shareholder shall require the prior written consent of the Company which the Company shall withhold, and shall not register upon its records, unless such Transfer is made in accordance with the terms and provisions of this Agreement and applicable federal and state securities laws. Any such Transfer which is not made in accordance with the terms and conditions of this Agreement shall be void and shall not be binding upon the Company.

            C. Subject to applicable federal and state securities laws, the following Transfers may be made without any violation of this Agreement and without any consent of the Company:

               (i) In any subsequent twelve-month period beginning on the date hereof and on each year anniversary of the date hereof, the Shareholders will each be permitted to transfer up to ten percent (10%) of the shares they receive such that the Trust may Transfer up to 59,494 shares of Trust Shares, Sapirstein may Transfer up to 466 shares of the Sapirstein Shares, Abella may Transfer up to 466 shares of the Abella Shares, Selsky may Transfer up to 5,174 shares of the Selsky Shares and Wallace may Transfer up to 1,398 shares of the Wallace Shares during each twelve-month period;

               (ii) Each Shareholder may Transfer his or her respective Shares to a trust for the benefit of himself or herself or his or her immediate family, provided the trustee of such trust acknowledges in a written agreement satisfactory to the Company that such Shares are subject to this Agreement;

               (iii) If any Shareholder becomes disabled or mentally unable to deal with his or her affairs and a guardian is appointed for such Shareholder, a Transfer of title to the guardian shall not violate this Agreement as long as the guardian acknowledges that the Shares are held subject to this Agreement;

               (iv) Transfers to the Company; and

               (v) Transfers to a third party or parties upon the occurrence of a Liquidity Event (defined below).

            D. Notwithstanding anything contained herein to the contrary, the respective general restrictions on transfer contained in this Section 1 shall terminate with regard to each of Sapirstein, Abella, Selsky and Wallace upon their respective termination of employment from the Company or its subsidiaries. The termination of employment of one of the above individuals shall not terminate the general restrictions applicable to the other individuals and the Trust.


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        2.  Liquidity Event.

            "Liquidity Event" shall mean (a) the affirmative vote of the shareholders holding a majority of the Company's common stock to effect (i) a merger or consolidation by the Company with or into any other entity, or (ii) a sale, lease or other disposition of all or substantially all of the Company's assets and properties in a single transaction or in a series of related transactions to an unaffiliated third party purchaser or (iii) a voluntary or involuntary liquidation, dissolution or winding up of the Company, or (b) the occurrence of a Change of Control (as hereinafter defined). A "Change of Control" shall occur when any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than the Company or any "person" who as of the date of this Agreement is a director or officer of the Company (including any trust of such director or officer), is or becomes the "beneficial owner" of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; provided, however, that the following shall not constitute a "Change of Control":

            (a) any acquisition directly from the Company;

            (b) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

            (c) upon the death of any person who as of the date of this Agreement is a director or officer of the Company, the transfer (a) by testamentary disposition or the laws of intestate succession to the estate or the legal beneficiaries or heirs of such person, or (b) by the provisions of any trust to the beneficiaries thereof of the securities of the Company beneficially owned by such director or officer of the Company.

        3.  Transfers by Court Order or Operation of Law.

            Any person who becomes the owner of, or acquires a right to hold any interest in, any Shares by reason of a judgment against any Shareholder, including a judgment of divorce or other marital dissolution, shall obtain no rights to vote any Shares of the stock and shall obtain only an economic interest in any amounts to be distributed from the Company with respect to the Shares. The Company shall not recognize any Transfer to such person and shall have the right, upon written notice to the person acquiring such an interest, to acquire the Shares at their fair market value.

        4.  Stock Certificate Legends.

            A copy of this Agreement shall be filed with the Secretary of the Company and kept with the corporate records of the Company. Every certificate representing Shares owned by Shareholders or issued in exchange for any such certificate shall, until the expiration of this Agreement, bear upon its face the following legend in addition to any legend otherwise required by law:

            THE SALE OR TRANSFER OF SHARES EVIDENCED BY THIS
            CERTIFICATE IS SUBJECT TO CERTAIN RIGHTS AND RESTRICTIONS CONTAINED IN A RESTRICTED STOCK AGREEMENT DATED AS OF
            MAY 13, 1999, AS IT MAY BE AMENDED FROM TIME TO TIME. A COPY OF THIS AGREEMENT IS ON FILE AT THE OFFICE OF THE COMPANY.


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        5.  Investment Representations.

            Each Shareholder hereby represents that he or she is acquiring his or her respective Shares for his or her own account, not as a nominee or agent, for investment and not with a view to, or for resale in connection with any distribution or public offering thereof within the meaning of the Securities Act of 1933 (the "Securities Act"). Each Shareholder understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom and, notwithstanding any provision contained in this Agreement, may not be transferred or resold except pursuant to an exemption for the registration and prospectus delivery requirements of the Securities Act. Each Shareholder has been furnished with such materials and has been given access to such information relating to Company as requested and has been afforded the opportunity to ask questions regarding Company as such Shareholder has found necessary to make an informed investment decision. Each Shareholder has the knowledge and experience in financial and business matters and investments in general that such Shareholder is capable of evaluating the merits and risks of the transactions contemplated by this Agreement.

        6.  Termination of Restrictions.

            All restrictions in this Agreement shall terminate on the earlier of
(a) May 13, 2002 and (b) the closing of a Liquidity Event.

        7.  Amendment and Modification.

            This Agreement may be amended, modified or supplemented only by a written agreement of all the parties to this Agreement.

        8.  Further Assurances.

            Every party to this Agreement shall do and perform or cause to be done and performed all additional or further acts and things and shall execute and deliver all such other agreements, certificates, instruments or documents as any other party to this Agreement may reasonably request to carry out this intent and accomplish the purposes of this Agreement.

        9.  Incentive Compensation Plan.

            Each of Sapirstein, Abella, Selsky and Wallace hereby agree and acknowledge that the obligations of FFM under the Incentive Compensation Plan and the Participation Agreements entered into with such persons pursuant thereto, as modified, shall be satisfied in full in accordance with the provisions of Section 1.12 of the Merger Agreement. Such persons further acknowledge that the Company is obligated to withhold certain taxes from the compensation delivered to such persons and agrees that the Company shall withhold such taxes.


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       10.  Legal Representation.

            Each Shareholder acknowledges that he or she is aware that the legal, financial and related matters contained in this Agreement are complex and that such person is free to seek independent professional guidance or counsel with respect to this Agreement. Each Shareholder has either sought such guidance or counsel or determined after reviewing this Agreement carefully that such person waives such right. Each Shareholder acknowledges that he or she is not relying upon any representation or advice from the Company (or any attorney for the Company) about this Agreement, its contents or effect.

       11.  Governing Law.

            This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California, United States of America.

       12.  Invalidity of a Single Provision.

            The unenforceability or invalidity of any provision of this Agreement shall not affect the validity or enforceability of the remainder of this Agreement, nor shall the unenforceability under the laws of any particular jurisdiction of a provision affect its enforceability under the laws of other provisions.

       13.  Notices.

            All notices and other communications under this Agreement shall be in writing and unless otherwise provided herein shall be delivered personally or by facsimile, or mailed by registered or certified mail with a return receipt request to the parties at the addresses set forth below their signatures to this Agreement. Notices to the Company shall be sent to the Company at its address on the signature pages of this Agreement with a copy to Paul, Hastings, Janofsky & Walker LLP, 17th Floor, 695 Town Center Drive, Costa Mesa, California 92626-1924, Attention: Stephen D. Cooke.

      14. Headings and Execution in Counterparts.

            The headings and captions contained in this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute a single agreement.

                         [SIGNATURES ON FOLLOWING PAGE]


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                  [SIGNATURE PAGE - RESTRICTED STOCK AGREEMENT]

            IN WITNESS WHEREOF, the parties have caused this Restricted Stock Agreement to be executed as of the date first written above

                             "Company"

                              INTERVISUAL BOOKS, INC.
                              a California corporation


                             By: /s/ Waldo H. Hunt
                             -----------------------------------------
                             Name: Waldo H. Hunt
                             Title:Chairman and Chief Executive Officer



                             "Trust"

                               /s/ STEVEN D. ADES
                             ---------------------------------------------------
                             Steven D. Ades, as Co-Trustee of the Steven Ades and Laurie Levit Revocable Family Trust UTD
                             April 18, 1991


                             /s/ LAURIE LEVIT
                             ---------------------------------------------------
                             Laurie Levit, as Co-Trustee of the Steven Ades and Laurie Levit Revocable Family Trust UTD
                             April 18, 1991



                             "Sapirstein"

                             /s/ RHONDA SAPIRSTEIN
                             ---------------------------------------------------
                                 Rhonda Sapirstein



                             "Abella"

                             /s/ BARBARA ABELLA
                             ---------------------------------------------------
                                 Barbara Abella



                             "Selsky"

                             /s/ STEVEN SELSKY
                             ---------------------------------------------------
                                 Steven Selsky



                             "Wallace"

                             /s/ STEVEN WALLACE
                             ---------------------------------------------------
                                 Steven Wallace


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                                  CONSENTS OF SPOUSES

                                     Omitted



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